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                                                                    Exhibit 4.24

CERTIFICATE NUMBER                                          PREFERRED SECURITIES

                                                           CUSIP NO. 05969E 30 5


                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                          BANCORPSOUTH CAPITAL TRUST I

                   8.15% TRUST PREFERRED SECURITIES (TRUPS(R))
               (Liquidation Amount $25.00 per Preferred Security)

        BancorpSouth Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 5,000,000 Preferred Securities of the Trust representing a preferred, undivided beneficial interest in the assets of Trust and designated BancorpSouth Capital Trust I Trust Preferred Securities (Liquidation Amount $25.00 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.05 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities presented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Trust Agreement of the Trust dated as of January 28, 2002, as the same may be amended from time to time (the "Trust Agreement") among BancorpSouth, Inc., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by BancorpSouth, Inc., a Mississippi corporation, and The Bank of New York, as Guarantee Trustee, dated as of January 28,



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2002, (the "Guarantee Agreement"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Terms used but not defined herein have the meanings set forth in the Trust Agreement. The Trust Agreement and this Preferred Security shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to benefits thereunder.


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        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this Certificate this 28th day of January 2002.


                                       BANCORPSOUTH CAPITAL TRUST I

                                       By: /s/ L. Nash Allen, Jr.
                                           -------------------------------------
                                       Name: L. Nash Allen, Jr.
                                             -----------------------------------
                                       Title: Administrative Trustee
                                              ----------------------------------



                                       COUNTERSIGNED AND REGISTERED:
                                       THE BANK OF NEW YORK, as Property Trustee

                                       By: /s/ Robert A. Massimillo
                                           -------------------------------------
                                               Authorized Signatory


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                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                    (Insert address and zip code of assignee)


and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

          Date:__________________

Signature ________________________________________________
          (Sign exactly as your name appears on the other side of this Preferred Security Certificate)

        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17 Ad-15.